UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2005

Theater Xtreme Entertainment
Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 455-1334

_________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 27, 2005, the Registrant promoted Kenneth Warren to President and Chief Operating Officer.

Prior his promotion, Mr. Warren served as Executive Vice President - Franchising and previously Director - Franchising, since February 11, 2005. From January 2004 until the merger on February 11, 2005, he served as Vice President of Theater Xtreme, Inc. From November, 1999 to December, 2003, Mr. Warren served as General Manager of Outten Brothers Furniture located in Dover, Delaware. He has a 20 year background in sales and management, having worked in the automotive, furniture and computer industries.

Mr. Warren will receive compensation of $100,000 per annum, and he receives additional incentive compensation for each franchise sold. In addition in connection with the promotion, Mr. Warren has been granted options to purchase 120,000 shares of the Registrant’s common stock which shall vest equally over three years and have an exercise price of $0.35 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

December 30, 2005	By:	/s/ Scott Oglum
	Name:	Scott Oglum
	Title:	Chief Executive Officer